EXHIBIT 99.1

N E W S R E L E A S E

For Immediate Release

One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies Reports First Quarter 2016 Results

•	Net Loss Attributable to The Phoenix Companies, Inc. of $42.8 million

•	Holding company liquidity at $55.0 million

•	Merger transaction with Nassau Reinsurance Group on track to close in second quarter

Hartford, Conn., May 10, 2016 – The Phoenix Companies, Inc. (NYSE:PNX) (“Phoenix”) today announced financial results for the first quarter of 2016 and filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 with the U.S. Securities and Exchange Commission (“SEC”).

CEO Comments

“First quarter results were driven primarily by unfavorable mortality in the open block. From an operations standpoint, we continued to make progress on reducing expenses, and our pricing and other product changes continued to have a positive effect on capital utilization and profitability,” said James D. Wehr, president and chief executive officer.

“We are in the final stages of regulatory approval for completing the merger transaction with Nassau Reinsurance Group and remain on track to close in the second quarter,” Mr. Wehr said.

First Quarter 2016 Earnings Drivers

The net loss attributable to The Phoenix Companies, Inc. was $42.8 million for the first quarter of 2016, compared with a net loss attributable to The Phoenix Companies, Inc. of $74.0 million for the first quarter of 2015.

Primary drivers of the first quarter 2016 results were:

•
Open block net death claims were $68 million unfavorable to expectations, driven by unusually poor experience in the universal life (“UL”) product line. The company received six claims with a $10 million retention level, versus the more typical one per quarter.

•	While still elevated, operating expenses have continued on a downward trend.

•	An $18.8 million tax benefit recorded in accordance with U.S. GAAP intraperiod tax allocation rules.

•	Lower interest rates, which increased the market value of investments.

First Quarter 2016 Earnings Summary

($ in millions, except per share data)	For the Qtr Ended Mar. 31, 2016	For the Qtr Ended Dec. 31, 2015	For the Qtr Ended Mar. 31, 2015
Net loss	$(43.2)	$(21.4)	$(73.0)
Less: Net income (loss) attributable to noncontrolling interests	(0.4)	—	1.0
Net loss attributable to The Phoenix Companies, Inc.	$(42.8)	$(21.4)	$(74.0)

EARNINGS PER SHARE SUMMARY:
Net loss attributable to The Phoenix Companies, Inc.
Basic	$(7.44)	$(3.72)	$(12.87)
Diluted	$(7.44)	$(3.72)	$(12.87)

Weighted average shares outstanding (in thousands)
Basic	5,751	5,751	5,751
Diluted	5,751	5,751	5,751

Realized and Unrealized Investment Gains and Losses

The primary driver of the net realized losses for the first quarter of 2016 was $12.5 million in other-than-temporary impairment losses. Derivative losses were $7.0 million, driven primarily by the expiration of certain derivative contracts as well as lower interest rates.

Realized Investment Gains and Losses

($ in millions)	For the Qtr Ended Mar. 31, 2016	For the Qtr Ended Dec. 31, 2015	For the Qtr Ended Mar. 31, 2015
Total net realized losses	$(15.5)	$(3.0)	$(16.1)
Net other-than-temporary impairment losses recognized in earnings	$(12.5)	$(9.3)	$(8.4)
Derivative losses	$(7.0)	$(2.7)	$(12.6)

Unrealized Investment Gains and Losses

•
Net unrealized gains on available-for-sale debt securities increased by $296.2 million to $493.3 million at Mar. 31, 2016 from $197.1 million at Dec. 31, 2015, due primarily to lower interest rates. After actuarial offsets and taxes, the accumulated other comprehensive loss decreased by $5.2 million to $261.0 million at March 31, 2016 from $266.2 million at Dec. 31, 2015.

Balance Sheet and Liquidity

•
At March 31, 2016, holding company cash and non-affiliated securities, net of a $19.0 million contribution payable to PHL Variable Insurance Company (“PHL Variable”) were $55.0 million, compared with $65.8 million at Dec. 31, 2015. The decrease was driven primarily by the capital contribution to benefit PHL Variable.

•
Total stockholders’ equity attributable to The Phoenix Companies, Inc. was $123.7 million at March 31, 2016, compared with $161.2 million at Dec. 31, 2015. The decrease was driven primarily by the net loss.

•
Liquidity in the life companies remained strong with cash and cash equivalents, short-term investments, treasuries and agency mortgage-backed securities totaling $1.3 billion, or 9.4% of the fixed income portfolio, at March 31, 2016, compared with $1.4 billion, or 10.7% of the fixed income portfolio, at Dec. 31, 2015.

•
The quality of the investment portfolio remained strong during the first quarter of 2016 with the proportion of below-investment-grade bonds as a percentage of total available-for-sale debt securities at 7.1% at March 31, 2016, within Phoenix’s target range of 6% – 10%, compared with 6.5% at Dec. 31, 2015.

•	Phoenix has no debt maturities until 2032.

Balance Sheet

($ in millions)	Mar. 31, 2016	Dec. 31, 2015	Change
Total Assets	$21,327.2	$21,084.7	$242.5
Total Liabilities	$21,196.9	$20,910.9	$286.0
Indebtedness	$371.8	$371.7	$0.1
Accumulated Other Comprehensive Income (Loss)	$(261.0)	$(266.2)	$5.2
Total Stockholders’ Equity Attributable to The Phoenix Companies, Inc.	$123.7	$161.2	$(37.5)

First Quarter 2016 Operating Highlights

•
Annuity deposits were $76.4 million, primarily in fixed indexed annuities, down from both the first and fourth quarters of 2015, in line with expectations. Pricing and other product changes continued to improve annuity profitability and capital utilization.

•	Life insurance annualized premium was $4.3 million, driven primarily by term insurance sales, fairly consistent with the first and fourth quarters of 2015.

•	Total annualized life insurance surrenders were at 3.5%, and total annualized annuity surrenders were at 10.1%.

•
Phoenix’s distribution company, Saybrus Partners’, revenue of $11.5 million was up from a year ago, reflecting increases in third-party business, but was down from the fourth quarter of 2015 primarily reflecting seasonality. EBITDA was lower due to investments in new accounts in Saybrus’ third-party business.

($ in millions, unless noted otherwise)	As of or for the Qtr Ended Mar. 31, 2016	As of or for the Qtr Ended Dec. 31, 2015	As of or for the Qtr Ended Mar. 31, 2015
Annuity deposits	$76.4	$107.9	$189.4
Net annuity flows (deposits less surrenders)	$(65.1)	$(41.2)	$30.0
Annuity funds under management ($ in billions)	$5.5	$5.6	$5.7
Life insurance annualized premium	$4.3	$4.9	$4.0
Total life surrenders (annualized)	3.5%	3.5%	3.9%
Total closed block life surrenders (annualized)	3.3%	3.3%	3.4%
Total annuity surrenders (annualized)	10.1%	10.6%	11.2%
Holding company liquidity	$55.0	$65.8	$83.1
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$0.1	$2.6	$0.8
Saybrus Partners revenue	$11.5	$12.9	$9.0

First Quarter 2016 Preliminary Statutory Results

Phoenix’s insurance company subsidiaries expect to file their unaudited statutory financial statements for the quarter ended March 31, 2016 with the New York State Department of Financial Services and Connecticut Insurance Department, as appropriate, by May 13, 2016. Preliminary highlights from the Phoenix Life Insurance Company (“PLIC”) and PHL Variable filings:

•
PLIC reported a statutory net gain from operations of $27.1 million and statutory net income of $18.2 million for the quarter ended March 31, 2016, compared with a statutory net loss from operations of $3.5 million and a statutory net loss of $9.9 million for the quarter ended March 31, 2015.

•
PLIC’s statutory surplus and asset valuation reserve was $505.5 million at March 31, 2016, compared with $535.3 million at Dec. 31, 2015. The decrease was driven by a lower admitted deferred tax asset (“DTA”), resulting from the expiration of the loss carry back period for recovery of taxes paid, and a $20 million dividend paid to the holding company. PLIC’s remaining dividend capacity for 2016 is $17.2 million.

•
PLIC’s estimated risk-based capital (“RBC”) ratio was 378% at March 31, 2016, compared with 409% at Dec. 31, 2015. In addition to change in surplus, the decline reflects a higher percentage of below investment grade bonds in the portfolio.

•
PHL Variable reported a statutory net loss from operations of $17.6 million and a statutory net loss of $16.9 million for the quarter ended March 31, 2016, compared with a statutory net loss from operations of $75.6 million and a statutory net loss of $69.6 million for the quarter ended March 31, 2015.

•
PHL Variable’s statutory surplus and asset valuation reserve was $216.3 million at March 31, 2016, compared with $209.3 million at Dec. 31, 2015. The change was driven primarily by unfavorable UL mortality offset by the capital contribution and a release of cash flow testing reserves.

•	PHL Variable had an estimated RBC ratio of 200% at March 31, 2016, unchanged from Dec. 31, 2015.

Agreement and Plan of Merger with Nassau

On Sept. 29, 2015, Phoenix and Nassau Reinsurance Group Holdings L.P. (“Nassau”) announced that they had entered into a definitive agreement in which Nassau will acquire Phoenix for $37.50 per share in cash, or aggregate equity purchase price of $217.2 million. After completion of the transaction, Nassau will contribute $100 million in new equity capital into Phoenix to further stabilize and improve Phoenix’s balance sheet.

The transaction remains on track to close in the second quarter of 2016, subject to approval by New York insurance regulators and other customary closing conditions.

The following is an update on progress toward completing the transaction:

•	On May 5, 2016, the Connecticut Insurance Department approved the Agreement and Plan of Merger.

•	Nassau made the required filings requesting approval from the New York State Department of Financial Services on Nov. 6, 2015 and provided supplemental information.

•	On Dec. 17, 2015, Phoenix stockholders approved the adoption of the Agreement and Plan of Merger.

•	Phoenix filed its applications for change of control of equity ownership with FINRA with respect to its two broker dealers.

•	Both Phoenix and Nassau have filed the required notifications under the Hart-Scott-Rodino Act, and the Federal Trade Commission granted early termination of the waiting period on Oct. 26, 2015.

In addition, Phoenix received consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds due 2032 (NYSE:PFX) to amend the indenture governing the bonds. While the amendment was proposed in connection with the merger, completion of the consent solicitation was not a condition to closing.

No First Quarter Investor Conference Call

In light of the transaction with Nassau, Phoenix will not hold an investor conference call to review the first quarter 2016 results. In addition to its first quarter 2016 Form 10-Q, Phoenix is filing a financial supplement and an investor presentation with the SEC today. All materials relating to first quarter 2016 financial information will be available on the company’s website, www.phoenixwm.com, in the Investor Relations section.

About Phoenix

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and has two insurance company operating subsidiaries: Phoenix Life Insurance Company, which has its statutory home office in East Greenbush, New York, and PHL Variable Insurance Company, which has its statutory home office in Hartford, Connecticut. For more information, visit www.phoenixwm.com.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to regulatory approvals and the expected timing, completion and effects of the merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. These risks and uncertainties include risks related to the merger, our financial statements, our business and other uncertainties described in our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, no assurance can be given that such expectations will prove to have been correct and persons reading this material are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Except as required by law, we do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this material, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this material, such statements or disclosures will be deemed to modify or supersede such statements in this material.

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
($ in millions, except per share data)	2016	2015
REVENUES:
Premiums	$83.8	$78.4
Fee income	136.8	133.8
Net investment income	205.0	209.3
Net realized gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(12.5)	(7.0)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	—	(1.4)
Net OTTI losses recognized in earnings	(12.5)	(8.4)
Net realized gains (losses), excluding OTTI losses	(3.0)	(7.7)
Net realized gains (losses)	(15.5)	(16.1)
Total revenues	410.1	405.4

BENEFITS AND EXPENSES:
Policy benefits	324.1	292.0
Policyholder dividends	39.3	40.1
Policy acquisition cost amortization	32.0	17.1
Interest expense on indebtedness	7.1	7.1
Other operating expenses	69.9	123.8
Total benefits and expenses	472.4	480.1
Income (loss) from continuing operations before income taxes	(62.3)	(74.7)
Income tax expense (benefit)	(18.6)	(2.2)
Income (loss) from continuing operations	(43.7)	(72.5)
Income (loss) from discontinued operations, net of income taxes	0.5	(0.5)
Net income (loss)	(43.2)	(73.0)
Less: Net income (loss) attributable to noncontrolling interests	(0.4)	1.0
Net income (loss) attributable to The Phoenix Companies, Inc.	$(42.8)	$(74.0)

(Continued on next page)

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Operations and Comprehensive Income

(Continued from previous page)	Three Months Ended March 31,
($ in millions, except per share data)	2016	2015
COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(42.8)	$(74.0)
Net income (loss) attributable to noncontrolling interests	(0.4)	1.0
Net income (loss)	(43.2)	(73.0)
Other comprehensive income (loss) before income taxes:
Unrealized investment gains (losses), net of related offsets	50.2	3.4
Net pension liability adjustment	2.8	1.4
Other comprehensive income (loss) before income taxes	53.0	4.8
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	47.8	7.0
Net pension liability adjustment	—	—
Total income tax expense (benefit)	47.8	7.0
Other comprehensive income (loss), net of income taxes	5.2	(2.2)
Comprehensive income (loss)	(38.0)	(75.2)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(0.4)	1.0
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$(37.6)	$(76.2)

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	(7.53)	(12.78)
Income (loss) from continuing operations – diluted	(7.53)	(12.78)
Income (loss) from discontinued operations – basic	0.09	(0.09)
Income (loss) from discontinued operations – diluted	0.09	(0.09)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	(7.44)	(12.87)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	(7.44)	(12.87)
Basic weighted-average common shares outstanding (in thousands)	5,751	5,751
Diluted weighted-average common shares outstanding (in thousands)	5,751	5,751

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Balance Sheets

($ in millions, except share data)	March 31, 2016	December 31, 2015
ASSETS:
Available-for-sale debt securities, at fair value (cost of $12,306.1 and $11,993.6)	$12,799.4	$12,190.7
Available-for-sale equity securities, at fair value (cost of $163.6 and $154.6)	187.5	182.0
Short-term investments	55.0	164.8
Limited partnerships and other investments	598.8	518.7
Policy loans, at unpaid principal balances	2,390.7	2,382.5
Derivative instruments	118.5	103.5
Fair value investments	77.6	165.0
Total investments	16,227.5	15,707.2
Cash and cash equivalents	514.4	627.3
Accrued investment income	184.3	179.2
Reinsurance recoverable	677.7	590.7
Deferred policy acquisition costs	874.0	941.1
Deferred income taxes, net	76.6	105.5
Other assets	320.2	354.5
Discontinued operations assets	38.9	42.8
Separate account assets	2,413.6	2,536.4
Total assets	$21,327.2	$21,084.7

LIABILITIES:
Policy liabilities and accruals	$12,524.5	$12,342.7
Policyholder deposit funds	4,335.9	4,333.2
Dividend obligations	838.7	716.8
Indebtedness	371.8	371.7
Pension and post-employment liabilities	359.2	361.6
Other liabilities	317.5	210.7
Discontinued operations liabilities	35.7	37.8
Separate account liabilities	2,413.6	2,536.4
Total liabilities	21,196.9	20,910.9

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.8 million and 5.8 million shares outstanding	0.1	0.1
Additional paid-in capital	2,633.0	2,632.9
Accumulated other comprehensive income (loss)	(261.0)	(266.2)
Retained earnings (accumulated deficit)	(2,065.5)	(2,022.7)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	123.7	161.2
Noncontrolling interests	6.6	12.6
Total stockholders’ equity	130.3	173.8
Total liabilities and stockholders’ equity	$21,327.2	$21,084.7